[Aurora Loan Services Logo]

Depositor:
Structured Asset Securities Corporation
Attention: Contract Finance SASCO 2007-BC4
745 Seventh Avenue 13th Floor
New York, NY 10019

Master Servicer:
Aurora Loan Services LLC
Michele Olds
10350 Park Meadows Drive
Littleton, CO 80124
Trustee:
U.S. Bank, N.A.
Attention: Structured Finance / SASCO 2007-BC4
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Subject: Annual Officer's Certification
Fiscal Year: 2008
Investor Code: H82
Investor Name: SASCO 2007-BC4

I, Thomas L. Wind, the undersigned, a duly authorized officer of Aurora Loan Services LLC
(the "Servicer"), do certify the following for the Calendar Year 2008:
1. A review of the activities of the Servicer during the period beginning on the cut-off date and ending on December 31, 2008 (the reporting period) and of its performance under the
Agreement for such period has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material aspects throughout such reporting period.

Certified by: AURORA LOAN SERVICES LLC

By: /s/ Thomas L. Wind
Name: Thomas L. Wind
Title: Managing Director